[Graphic Ommitted]


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                         Holter Technologies Holding, AG

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
        100%                        50%                    50%                         25%                             20%

   Holter Sachsen                  Holter             Intherm GmbH                Holter Italia                     Coolpoint
    DENATEC GmbH               Systembau GmbH                                         s.r.l.                       Ventiliation
                                                                                                                  Equipment Ltd.
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            80%                             50%                        30%                          23%

         Philaqua                    LK-Lufqualitat AG           Heinrich Holter              Huta Zabrze SA
   Aufbereitungstechnik                                               GmbH
           GmbH
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


-     acquisition completed
---  pending acquisition